UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 1, 2020

Predictive Oncology Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36790	83-4360734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2915 Commers Drive, Suite 900, Eagan, Minnesota 55121
(Address of Principal Executive Offices) (Zip Code)

(651) 389-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Appointment of Pamela S. Prior to Board of Directors. Effective January 1, 2020, the Board of Directors appointed Pamela S. Prior, CPA, to serve as a director of the Company.  Ms. Prior was elected to fill a vacancy as a Class I director for a term ending at the 2022 annual meeting. Ms. Prior will chair the audit committee of Predictive Oncology Inc. and is expected to serve on the compensation committee.

     Pamela S. Prior, CPA, age 57, is the founder and CEO of Priorities Group, Inc., a provider of CFO services to small and mid-sized businesses. Her previous experience includes approximately 35 years in accounting, predominantly in management as a Chief Financial Officer and Controller. Most recently, Ms. Prior was CFO at Schiller Grounds Care, a privately held lawn equipment manufacturing company; CFO at Global Specimen Solutions, a privately held technology and services company for specimen and consent management, subsequently purchased by Covance; CFO at Gentris Corp., a privately held pharmacogenomics company subsequently purchased by Cancer Genetics, Inc.; and CFO at Greatwide Truckload Management, a $300 million subsidiary of a $1 billion private equity owned logistics company. Ms. Prior also served as Controller and Director of Internal Control for Tasty Baking Company, a publicly traded (NYSE) regional baking company, and Controller of PCI Services, a subsidiary of publicly held Cardinal Health. Ms. Prior received her MBA and her Bachelor’s Degrees at the University of Delaware and is a licensed CPA in the Commonwealth of Pennsylvania. Ms. Prior also serves as Treasurer on the boards of two non-profit organizations: The Crossing Choir, a professional choir under the direction of Donald Nally, dedicated to new choral music and the possessor of two Grammy Awards and seven Grammy nominations; and, A Soldier’s Hands, a grass roots organization founded in 2008 dedicated to delivering care packages to whole units of deployed United States military personnel. Ms. Prior will chair the audit committee of Predictive Oncology Inc.

     A press release announcing Ms. Prior’s appointment is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(a)       Not applicable.
(b)       Not applicable.
(c)       Not applicable.
(d)       Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 6, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Predictive Oncology Inc.

Date: January 6, 2020	By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer